Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	Nina Devlin (Media)
724.514.1968
Kris King (Investors)
724.514.1813

Mylan Schedules Second Quarter 2014 Financial Results Conference Call

and Live Webcast for Aug. 7, 2014

Mylan to Host Investor Day on Sept. 18, 2014

PITTSBURGH–July 1, 2014–Mylan Inc. (Nasdaq: MYL) announced today that it will host a conference call and live webcast on Thursday, Aug. 7, 2014, at 10:00 a.m. ET to review the company’s financial results for the second quarter and first half ended June 30, 2014. Mylan will release its financial results on Aug. 7 before the market opens.

With respect to its guidance for the second quarter, Mylan reaffirmed that it expects adjusted diluted earnings per share in the range of $0.67 to $0.70.

Mylan also announced that the company will host an Investor Day on Sept. 18, 2014 in New York City. At that time, Mylan’s senior leadership team will provide an update on the company’s strategic vision and long-term outlook.

The dial-in number to access the second quarter earnings conference call is 800.514.4861 or 678.809.2405 for international callers. To access the live webcast, please log on to Mylan’s website, mylan.com, at least 15 minutes before the event is scheduled to begin to register and download or install any necessary software. A replay of the webcast will be available at mylan.com/investors, for a limited time.

Non-GAAP Financial Measures

This press release includes the presentation and discussion of certain financial information that differs from what is reported under accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures, including, but not limited to, adjusted diluted EPS, are presented in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance. Management uses these measures internally for forecasting, budgeting and measuring its operating performance. In addition, primarily due to acquisitions, Mylan believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with GAAP. Set forth below, Mylan has provided reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measure. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable GAAP measures set forth below, and investors and other readers should consider non-GAAP measures only as supplements to, not as substitutes for or as a superior measures to, the measures of financial performance prepared in accordance with GAAP.

1000 Mylan Boulevard, Canonsburg, PA 15317	P: 724.514.1800	F: 724.514.1870	Mylan.com

Reconciliation of forecasted net earnings and EPS to adjusted net earnings

The reconciliation below is based on management’s estimate of adjusted net earnings and adjusted diluted EPS for the year ending December 31, 2014. Mylan expects certain known GAAP charges for 2014, as presented in the reconciliation below. Other GAAP charges, including those related to potential litigation, asset impairments and restructuring programs that would be excluded from the adjusted results are possible, but their amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges are dependent upon future events and valuations that have not yet occurred or been performed. The unaudited forecasted amounts presented below are stated in millions, except for GAAP and adjusted earnings per share data.

	Lower		Upper
GAAP net earnings attributable to Mylan Inc. and diluted GAAP EPS	$790	$2.03	$900	$2.22
Purchase accounting related amortization	400		420
Interest expense, primarily amortization of convertible debt discount	35		45
Non-cash accretion of contingent consideration liability	35		40
Pre-tax loss of clean energy investments	75		85
Restructuring and other special items	170		220
Tax effect of the above items and other income tax related items	(240)		(250)

Adjusted net earnings attributable to Mylan Inc. and adjusted diluted EPS	$1,265	$3.25	$1,460	$3.60

Weighted average diluted common shares outstanding	389		405

Forward-Looking Statements

This press release may contain “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the Company’s future operations, its anticipated business levels, future earnings, and other expectations and targets for future periods. These often may be identified by the use of words such as “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential” “intend,” “continue,” “target” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the inherent challenges, risks and costs in the Company’s ability to identify, acquire and integrate complementary or strategic acquisitions of other companies, products or assets and in achieving anticipated synergies; the Company’s expected or targeted future financial and operating performance and results; the Company’s capacity to bring new products to market, including but not limited to where the Company uses its business judgment and decide to manufacture, market, and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); the scope, timing and outcome of any ongoing legal proceedings and the impact of any such proceedings on the Company’s consolidated financial condition, results of operations or cash flows; the Company’s ability to protect its intellectual property and preserve its intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impacts of competition; changes in economic and financial conditions of the Company’s business;

uncertainties and matters beyond the control of management; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with the Company’s business activities, see the risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other filings with the Securities and Exchange Commission (“SEC”). You can access the Company’s Form 10-K and other filings with the SEC through the SEC website at www.sec.gov, and the Company strongly encourages you to do so. The Company undertakes no obligation to update any statements herein for revisions or changes after the date of this release.

Mylan is a global pharmaceutical company committed to setting new standards in health care. Working together around the world to provide 7 billion people access to high quality medicine, we innovate to satisfy unmet needs; make reliability and service excellence a habit; do what’s right, not what’s easy; and impact the future through passionate global leadership. We offer a growing portfolio of more than 1,300 generic pharmaceuticals and several brand medications. In addition, we offer a wide range of antiretroviral therapies, upon which approximately 40% of HIV/AIDS patients in developing countries depend. We also operate one of the largest active pharmaceutical ingredient manufacturers and currently market products in approximately 140 countries and territories. Our workforce of more than 20,000 people is dedicated to improving the customer experience and increasing pharmaceutical access to consumers around the world. But don’t take our word for it. See for yourself. See inside. mylan.com

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